UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2008
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
9197 S. Peoria Street, Englewood, Colorado 80112
(Address of principal executive offices, including Zip Code)
Telephone Number: (303) 397-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of TeleTech Holdings, Inc. held on February 27, 2008, the Committee approved the following:
1.	The 2008 Management Incentive Plan (the “2008 MIP”) and individual incentive targets for executive officers under the 2008 MIP;

2.	Cash awards to executive officers (a) in connection with their achievements under the 2007 Management Incentive Plan (the “2007 MIP”) and (b) as special bonuses in recognition of significant individual achievements; and

3.	Base salary increases for certain executive officers.
2008 MIP
The 2008 MIP is effective as of January 1, 2008. Its purpose is to motivate employees to achieve the goals and objectives in the Company’s 2008 Operating Plan and to reward employees for their individual contributions to the Company. Certain full-time regular employees hired before October 1, 2008 are eligible to participate in the 2008 MIP. The 2008 MIP excludes employees eligible for sales incentive, site management incentive or other special incentive plans. All executive officers of the Company are eligible to participate in the 2008 MIP. The Company’s Chief Executive Officer has the sole and complete discretion to suspend or reduce the size of the incentive pool in the event of financial exigencies. Each participant’s award can vary from zero to one hundred and fifty percent of the participant’s incentive target as determined by the Company in its sole discretion. The incentive performance goals under the 2008 MIP will be established by the Committee at a later date.
The incentive target levels for 2008 approved by the Committee for the Company’s named executive officers are:

Incentive Target
Name	(% of Base Salary)
Gregory G. Hopkins	100%
(Executive Vice President, Global Accounts)
Brian J. Delaney	100%
(Executive Vice President and Chief Operations Officer)
John R. Troka, Jr.	75%
(Senior Vice President and Interim Chief Financial Officer)
Kamalesh D. Dwivedi	100%
(Executive Vice President and Chief Information Officer)

2007 Cash Awards
The Committee approved the following cash awards for certain of the Company’s named executive officers:

Name	Cash Award
Gregory G. Hopkins	$375,000
Brian J. Delaney	300,000
John R. Troka, Jr.	250,000
Kamalesh D. Dwivedi	225,000
The cash awards to Messrs. Delaney and Dwivedi were made under the 2007 MIP. Mr. Troka’s cash award was made partly under the 2007 MIP ($90,000) with the balance being made in recognition of Mr. Troka’s achievements and contributions to the Company. The cash award to Mr. Hopkins was not made under the 2007 MIP, but was made in recognition of his achievements and contributions to the Company.
Other Compensation
The Committee also approved the following increases in the base salaries of certain named executive officers, effective as of February 27, 2008:

		Base Salary
Name	Existing	Increase	New Base
Gregory G. Hopkins	$275,000	$25,000	$300,000
Brian J. Delaney	300,000	100,000	400,000
John R. Troka, Jr.	200,000	50,000	250,000
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
By:	/s/ Kenneth D. Tuchman
KENNETH D. TUCHMAN
Chief Executive Officer

Dated: March 4, 2008

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